FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports Fourth Quarter 2013 EPS of $0.33 Per Share
Quarterly Highlights include:

•	Profitability Sustained: 59th consecutive quarter of profitability.

•	Organic growth continued : Average loan growth of $175.0 million, or 1.24% from the prior quarter; average core deposit growth of $230.5 million or 1.38% from the prior quarter.

•	Credit quality remained superior: Net charge-offs to average originated loans of 0.13%; nonperforming assets as a percent of period end originated loans plus other real estate at 0.60%.

•	Balance sheet remained strong: Strong tangible common equity ratio at 7.71%.

•	Integration successfully completed: Conversion to unified operating systems in October, operating consistently across five Midwestern states.

Akron, Ohio (January 28, 2014) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported fourth quarter 2013 net income of $57.2 million, or $0.33 per diluted share. This compares with $40.7 million, or $0.23 per diluted share, for the third quarter 2013 and $38.2 million, or $0.35 per diluted share, for the fourth quarter 2012. Included in noninterest expense for the fourth quarter 2013 were $6.0 million of pre-tax merger related costs compared to $33.4 million for the third quarter 2013. Pre-tax costs associated with anticipated branch closures of $1.0 million were recognized in the fourth quarter of 2013 and are included within noninterest income.

Returns on average common equity (“ROE”) and average assets (“ROA”) for the fourth quarter 2013 were 8.48% and 0.94%, respectively, compared with 6.07% and 0.67%, respectively, for the third quarter 2013 and 9.30% and 1.03%, respectively, for the fourth quarter 2012.

“FirstMerit’s strong performance in the fourth quarter of 2013 was representative of our entire year’s accomplishments. Through our strategic acquisition of Citizens Republic Bancorp as well as our continued success in our legacy markets, we expanded our balance sheet with robust loan and core deposit growth while maintaining pristine credit metrics. We substantially completed the integration of Citizens Republic Bancorp with a seamless conversion of all operating systems in October, and we now offer the same wide array of competitive products and industry leading services across our entire five-state Midwest footprint. We are aggressively competing in our new markets, backed with a comprehensive marketing and sponsorship program to build awareness, while maintaining a focused approach on further penetrating our legacy markets. We continue to work to take market share and enhance shareholder value,” said Paul Greig, chairman, president and CEO, FirstMerit Corporation.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

Except as noted, the Citizens Republic Bancorp ("Citizens") acquisition is primarily contributing to the increases over the prior year period in the income statement and balance sheets. Citizens' results of operations are included in the reported current year to date period results since the date of acquisition, April 12, 2013.

"Acquired loans", as used herein, are those assumed in the Citizens acquisition. (As used herein, "originated loans" refer to loans that have been originated in the normal course of business and "covered loans" refer to loans covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.)

Net Interest Income

Net interest income on a fully tax-equivalent (“FTE”) basis was $202.1 million in the fourth quarter 2013 compared with $207.1 million in the third quarter 2013 and $119.1 million in the fourth quarter 2012.

Net interest margin was 3.89% for the fourth quarter 2013 compared with 4.05% for the third quarter 2013 and 3.58% for the fourth quarter 2012. Fourth quarter 2013 net interest margin compression compared with the third quarter 2013 was primarily driven by both lower yields and decline in the acquired loan portfolio. Notably present this quarter was stability in the yields of both the Corporation's investment portfolio and originated loans, compared with the prior quarter.

Average originated loans were $10.0 billion during the fourth quarter 2013, an increase of $610.8 million, or 6.51%, compared with the third quarter 2013, and an increase of $1.5 billion, or 18.29%, compared with the fourth quarter 2012. Average originated commercial loans increased $394.8 million, or 6.44%, compared with the prior quarter, and increased $925.7 million, or 16.53%, compared with the year ago quarter.

Average deposits were $19.5 billion during the fourth quarter 2013, an increase of $0.1 billion, or 0.31%, compared with the third quarter 2013, and an increase of $7.9 billion, or 68.33%, compared with the fourth quarter 2012. During the fourth quarter 2013, average core deposits, which exclude time deposits, increased $0.2 billion, or 1.38%, compared with the third quarter 2013 and increased $6.8 billion, or 66.78%, compared with the fourth quarter 2012. Average time deposits decreased $169.2 million, or 6.22%, and increased $1.1 billion, or 79.41%, respectively, over the prior and year-ago quarters. For the fourth quarter 2013, average core deposits accounted for 86.93% of total average deposits, compared with 86.02% for the third quarter 2013 and 87.73% for the fourth quarter 2012.

Average investments increased $149.9 million, or 2.44%, compared with the third quarter 2013 and increased $2.6 billion, or 70.92% compared with the fourth quarter 2012.

Noninterest Income

Noninterest income, excluding gains and losses on securities transactions, for the fourth quarter 2013 was $72.4 million, an increase of $1.3 million, or 1.87%, from the third quarter 2013 and an increase of $13.2 million, or 22.28%, from the fourth quarter 2012. Included in noninterest income in the fourth quarter 2013 was$0.8 million of gains on covered loans paid in full, compared to $1.8 million and $5.0 million in the third quarter 2013 and fourth quarter 2012, respectively.

Other income, excluding net securities gains and losses, as a percentage of net revenue for the fourth quarter 2013 was 26.38% compared with 25.56% for third quarter 2013 and 33.21% for the fourth quarter 2012. Net revenue is defined as net interest income, on an FTE basis, plus other income, excluding gains and losses from securities sales.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

Noninterest Expense

Noninterest expense for the fourth quarter 2013 was $179.4 million, a decrease of $32.0 million, or 15.13%, from the third quarter 2013 and an increase of $67.2 million, or 59.91%, from the fourth quarter 2012. Included in noninterest expense in the fourth quarter 2013 and third quarter 2013 were merger related costs associated with the Citizens acquisition of $6.0 million and $33.4 million, respectively. The majority of the merger related costs incurred in the fourth quarter of 2013 were associated with professional and legal services rendered in connection with the merger. The majority of the merger related costs incurred in the third quarter 2013 were from fees for early termination of existing agreements assumed from the merger and are included within Bankcard, loan processing and other costs in the accompanying year to date consolidated statements of comprehensive income. The Corporation's efficiency ratio was 64.36% for the fourth quarter 2013, compared with 74.92% for the third quarter 2013 and 62.65% for the fourth quarter 2012.

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

Net charge-offs on originated loans totaled $3.4 million, or 0.13% of average originated loans in the fourth quarter 2013, compared with $2.9 million, or 0.12% of average originated loans, in the third quarter 2013 and $7.1 million, or 0.34% of average originated loans, in the fourth quarter 2012.

Nonperforming assets totaled $60.9 million at December 31, 2013, an increase of $5.5 million, or 9.85%, compared with September 30, 2013 and an increase of $10.7 million, or 21.22%, compared with December 31, 2012. Nonperforming assets at December 31, 2013 represented 0.60% of period-end originated loans plus other real estate compared with 0.57% at September 30, 2013 and 0.57% at December 31, 2012.

The allowance for originated loan losses totaled $96.5 million at December 31, 2013. At December 31, 2013, the allowance for originated loan losses was 0.94% of period-end originated loans compared with 1.00% at September 30, 2013 and 1.13% at December 31, 2012. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. For comparative purposes, the allowance for credit losses was 1.02% of period end originated loans at December 31, 2013, compared with 1.09% at September 30, 2013 and 1.20% at December 31, 2012. The allowance for credit losses to nonperforming loans was 247.35% at December 31, 2013, compared with 300.06% at September 30, 2013 and 284.50% at December 31, 2012.

Balance Sheet

The Corporation’s total assets at December 31, 2013 were $23.9 billion, a decrease of $225.7 million, or 0.94%, compared with September 30, 2013 and an increase of $9.0 billion, or 60.32%, compared with December 31, 2012.

Total deposits were $19.5 billion at December 31, 2013, an increase of $44.1 million, or 0.23%, from September 30, 2013 and an increase of $7.8 billion, or 66.11%, from December 31, 2012. Core deposits totaled

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

$17.1 billion at December 31, 2013, an increase of $220.3 million, or 1.31%, from September 30, 2013 and an increase of $6.7 billion, or 64.41%, from December 31, 2012.

Shareholders’ equity was $2.7 billion as of December 31, 2013 and September 30, 2013 and $1.6 billion as of December 31, 2012. The increases mainly reflect the addition of $928.3 million in equity from the Citizen acquisition. The Corporation maintained a strong capital position as tangible common equity to assets was 7.71% at December 31, 2013, compared with 7.42% at September 30, 2013 and 8.16% at December 31, 2012. The common cash dividend per share paid in the fourth quarter 2013 was $0.16.

Acquisition and Integration Update

Professional consulting groups have been assisting the Corporation with the integration and accounting matters related to the Citizens' transaction. Core operating systems were converted as of October 20, 2013.

Merger related costs incurred through December 31, 2013 totaled approximately $78.1 million.

The Citizens' acquisition was considered a business combination and accounted for under FASB Accounting Standard Codification 805, Business Combinations (ASC 805). All acquired assets and liabilities were recorded at their estimated fair values as of the date of acquisition and identifiable intangible assets were recorded at their estimated fair value. Estimated fair values are considered preliminary and, in accordance with ASC 805, are subject to change up to one year after the acquisition date. This allows for adjustments to the initial purchase entries if additional information relative to closing date fair values becomes available, and we continue to analyze our estimates of the fair values of the assets acquired and the liabilities assumed. Material adjustments to acquisition date estimated fair values are recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change. Certain reclassifications of prior periods’ amounts may also be made to conform to the current period’s presentation and would have no effect on previously reported net income amounts.

During the quarter ended December 31, 2013, we obtained additional information that resulted in changes to certain acquisition-data fair value estimates relating to the Citizens' acquisition. These purchase accounting adjustments have resulted in an increase to goodwill of approximately $5.4 million which was recognized for the Citizens' acquisition in the quarter ended June 30, 2013. Prior period amounts appropriately reflect these adjustments.

Fourth Quarter 2013 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of fourth quarter results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 35161818. A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on January 28, 2014 through February 10, 2014 by dialing (855) 859-2056, and entering the PIN: 35161818. The Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available at https://www.firstmerit.com/personal/investors.aspx; click on the Presentations link to access the slide presentation.

Non-GAAP Measures: This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

GAAP measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $23.9 billion as of December 31, 2013, and 404 banking offices and 431 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation and FirstMerit Title Agency, Ltd.

Subsequent Events

The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the its consolidated financial statements for the quarter ended December 31, 2013 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2013 and will adjust amounts preliminarily reported, if necessary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, the Corporation's ability to realize the synergies and benefits contemplated by the acquisition of Citizens, such as it being accretive to earnings and expanding the Corporation's geographic presence, in the time frame anticipated or at all, and those risk factors detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights (a)
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2013	2013	2013	2013	2012
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
EARNINGS
Net interest income FTE (b)	$202,145	$207,079	$201,605	$114,376	$119,130
FTE adjustment (b)	4,077	3,739	3,574	3,027	2,900
Provision for originated loan losses	1,552	2,523	3,151	5,808	7,116
Provision for acquired loan losses	5,515	2,033	—	—	—
Provision for covered loan losses	2,983	1,823	4,158	4,138	5,146
Other income	72,420	71,090	69,439	57,392	61,652
Other expenses	179,391	211,378	189,640	106,925	112,181
Net income	57,174	40,715	48,450	37,346	38,224
Diluted EPS (d)	0.33	0.23	0.29	0.33	0.35
PERFORMANCE RATIOS
Return on average assets (ROA)	0.94%	0.67%	0.85%	1.01%	1.03%
Return on average equity (ROE)	8.48%	6.07%	7.56%	8.83%	9.30%
Return on average tangible common equity (e)	12.96%	9.29%	11.49%	12.76%	13.01%
Net interest margin FTE (b)	3.89%	4.05%	4.12%	3.46%	3.58%
Efficiency ratio (f)	64.36%	74.92%	68.37%	62.06%	62.65%
Number of full-time equivalent employees	4,570	4,666	4,619	2,767	2,738
MARKET DATA
Book value per common share	$16.38	$16.08	$16.06	$15.99	$15.00
Tangible book value per common share (e)	$10.79	10.48	10.44	10.83	10.75
Period-end common share market value	22.23	21.72	20.03	16.54	14.19
Market as a % of book	136%	135%	125%	103%	95%
Cash dividends per common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	48.48%	69.57%	55.17%	48.48%	45.71%
Average basic common shares	165,054	165,044	157,863	109,689	109,652
Average diluted common shares	166,097	165,874	158,390	110,238	109,652
Period end common shares	165,056	165,045	165,045	109,746	109,649
Common shares repurchased	17	7	168	26	12
Common stock market capitalization	$3,669,195	$3,584,777	$3,305,851	$1,815,199	$1,555,919
ASSET QUALITY (excluding acquired and covered loans) (c)
Gross charge-offs	$9,913	$8,515	$10,969	$10,776	$12,475
Net charge-offs	3,359	2,877	3,349	5,907	7,116
Allowance for originated loan losses	96,484	98,291	98,645	98,843	98,942
Reserve for unfunded lending commitments	7,907	8,493	8,114	4,941	5,433
Nonperforming assets (NPAs)	60,883	55,426	66,177	52,231	50,224
Net charge-offs to average loans ratio	0.13%	0.12%	0.15%	0.27%	0.34%
Allowance for originated loan losses to period-end loans	0.94%	1.00%	1.08%	1.13%	1.13%
Allowance for credit losses to period-end loans	1.02%	1.09%	1.17%	1.18%	1.20%
NPAs to loans and other real estate	0.60%	0.57%	0.72%	0.59%	0.57%
Allowance for originated loan losses to nonperforming loans	228.62%	276.19%	216.97%	242.21%	269.69%
Allowance for credit losses to nonperforming loans	247.35%	300.06%	234.82%	254.32%	284.50%
CAPITAL & LIQUIDITY
Period-end tangible common equity to assets (e)	7.71%	7.42%	7.59%	8.03%	8.16%
Average equity to assets	11.12%	11.08%	11.28%	11.45%	11.12%
Average equity to total loans	18.81%	18.97%	18.95%	17.88%	17.37%
Average total loans to deposits	72.84%	72.11%	74.04%	81.36%	81.21%
AVERAGE BALANCES
Assets	$24,034,846	$24,013,594	$22,810,702	$14,983,543	$14,702,215
Deposits	19,517,476	19,456,231	18,334,244	11,789,784	11,595,085
Originated loans	9,988,587	9,377,826	8,877,754	8,735,307	8,444,208
Acquired loans, including covered loans, less loss share receivable	4,227,693	4,652,101	4,696,740	856,875	971,589
Earning assets	20,593,750	20,276,825	19,609,974	13,408,789	13,246,693
Shareholders' equity	2,673,635	2,661,546	2,571,964	1,715,005	1,635,275
ENDING BALANCES
Assets	$23,909,027	$24,134,729	$23,531,872	$15,272,484	$14,913,012
Deposits	19,533,601	19,489,533	19,119,722	11,925,767	11,759,425
Originated loans	10,213,387	9,789,139	9,132,625	8,779,970	8,731,659
Acquired loans, including covered loans,less loss share receivable	4,025,758	4,401,711	4,926,888	801,239	905,391
Goodwill	739,819	739,819	739,819	460,044	460,044
Intangible assets	82,755	85,447	88,419	6,055	6,373
Earning assets	21,048,910	21,297,250	20,772,749	13,905,342	13,472,067
Total shareholders' equity	2,702,894	2,654,645	2,650,909	1,754,850	1,645,202
NOTES:
(a) - Effective April 12, 2013, the Corporation acquired Citizens. Citizens' assets and liabilities were included in the consolidated balance sheet on the date of acquisition at fair value. Citizens' results of operations were included in the consolidated statements of comprehensive income beginning on the date of acquisition.
(b) - The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Comprehensive Income.
(c) - Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and covered assets are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(d) - Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013, and approximately $0.9 million in the quarter ended March 31, 2013.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

(e) - Tangible book value per common share is a non-GAAP financial measure and is calculated based on tangible common equity divided by period end common shares outstanding. Tangible common equity excludes goodwill, intangible assets, and preferred stock. Management believes this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.
(f) - The efficiency ratio is calculated as noninterest expense divided by total revenue, excluding net losses on the sale of securities of $2.8 million and $9.0 thousand in the quarters ended June 30, 2013 and March 31, 2013, respectively, and net gains of $2.4 million in the quarter ended December 31, 2012.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	December 31,	December 31,
(Unaudited, except December 31, 2012, which is derived from the audited financial statements)	2013	2012
ASSETS
Cash and due from banks	$571,171	$244,223
Interest-bearing deposits in banks	346,651	13,791
Total cash and cash equivalents	917,822	258,014
Investment securities:
Held-to-maturity	2,935,688	622,121
Available-for-sale	3,273,174	2,920,971
Other investments	180,803	140,717
Loans held for sale	11,622	23,683
Loans	14,300,972	9,750,784
Allowance for loan losses	(141,252)	(142,197)
Net loans	14,159,720	9,608,587
Premises and equipment, net	327,054	181,149
Goodwill	739,819	460,044
Intangible assets	82,755	6,373
Covered other real estate	65,234	59,855
Accrued interest receivable and other assets	1,215,336	631,498
Total assets	$23,909,027	$14,913,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,459,029	$3,338,371
Interest-bearing	3,026,735	1,287,674
Savings and money market accounts	8,587,167	5,758,123
Certificates and other time deposits	2,460,670	1,375,257
Total deposits	19,533,601	11,759,425
Federal funds purchased and securities sold under agreements to repurchase	851,535	1,104,525
Wholesale borrowings	200,600	136,883
Long-term debt	324,428	—
Accrued taxes, expenses, and other liabilities	295,969	266,977
Total liabilities	21,206,133	13,267,810
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	—
Common stock warrant	3,000	—
Common Stock, without par value; authorized 300,000,000 shares; issued: December 31, 2013 - 170,183,540 shares; December 31, 2012 - 115,121,731 shares	127,937	127,937
Capital surplus	1,390,643	475,979
Accumulated other comprehensive loss	(66,876)	(16,205)
Retained earnings	1,277,975	1,195,850
Treasury stock, at cost: December 31, 2013 - 5,127,332 shares; December 31, 2012 - 5,472,915 shares	(129,785)	(138,359)
Total shareholders' equity	2,702,894	1,645,202
Total liabilities and shareholders' equity	$23,909,027	$14,913,012

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Period End Loans by Product Type (Unaudited) (Dollars in thousands)
	As of December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,648,279	$1,725,970	$375,860	$8,750,109
Mortgage	529,253	470,652	50,679	1,050,584
Installment	1,727,925	1,004,569	6,162	2,738,656
Home equity	920,066	294,424	97,442	1,311,932
Credit card	148,313	—	—	148,313
Leases	239,551	—	—	239,551
Subtotal	10,213,387	3,495,615	530,143	14,239,145
Loss share receivable	—	—	61,827	61,827
Total loans	10,213,387	3,495,615	591,970	14,300,972
Less allowance for loan losses	96,484	741	44,027	141,252
Net loans	$10,116,903	$3,494,874	$547,943	$14,159,720

	As of September 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,420,369	$1,963,746	$422,225	$8,806,340
Mortgage	487,283	466,594	52,796	1,006,673
Installment	1,647,095	1,080,298	6,361	2,733,754
Home equity	889,372	306,783	102,908	1,299,063
Credit card	145,113	—	—	145,113
Leases	199,907	—	—	199,907
Subtotal	9,789,139	3,817,421	584,290	14,190,850
Loss share receivable	—	—	69,986	69,986
Total loans	9,789,139	3,817,421	654,276	14,260,836
Less allowance for loan losses	98,291	—	45,544	143,835
Net loans	$9,690,848	$3,817,421	$608,732	$14,117,001

	As of June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,997,812	$2,267,811	$505,706	$8,771,329
Mortgage	462,427	439,380	56,056	957,863
Installment	1,496,663	1,221,060	7,794	2,725,517
Home equity	845,051	322,111	106,970	1,274,132
Credit card	142,319	—	—	142,319
Leases	188,353	—	—	188,353
Subtotal	9,132,625	4,250,362	676,526	14,059,513
Loss share receivable	—	—	83,910	83,910
Total loans	9,132,625	4,250,362	760,436	14,143,423
Less allowance for loan losses	98,645	—	49,069	147,714
Net loans	$9,033,980	$4,250,362	$711,367	$13,995,709

	As of March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	5,888,337	$—	$621,188	$6,509,525
Mortgage	451,522	—	58,627	510,149
Installment	1,322,795	—	8,081	1,330,876
Home equity	812,458	—	113,343	925,801
Credit card	140,721	—	—	140,721
Leases	164,137	—	—	164,137
Subtotal	8,779,970	—	801,239	9,581,209
Loss share receivable	—	—	95,593	95,593
Total loans	8,779,970	—	896,832	9,676,802
Less allowance for loan losses	98,843	—	47,945	146,788
Net loans	$8,681,127	$—	$848,887	$9,530,014

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

	As of December 31, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,866,489	$—	$718,437	$6,584,926
Mortgage	445,211	—	61,540	506,751
Installment	1,328,258	—	8,189	1,336,447
Home equity	806,078	—	117,225	923,303
Credit card	146,387	—	—	146,387
Leases	139,236	—	—	139,236
Subtotal	8,731,659	—	905,391	9,637,050
Loss share receivable	—	—	113,734	113,734
Total loans	8,731,659	—	1,019,125	9,750,784
Less allowance for loan losses	98,942	—	43,255	142,197
Net loans	$8,632,717	$—	$975,870	$9,608,587

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Quarterly Periods
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
ASSETS
Cash and cash equivalents	$1,135,601	$1,415,430	$806,129	$394,896	$238,366
Investment securities:
Held-to-maturity	2,763,517	2,640,807	1,953,094	637,614	620,154
Available-for-sale	3,284,635	3,243,173	3,723,002	2,919,636	2,925,938
Other investments	253,490	267,743	253,649	140,729	140,723
Loans held for sale	10,248	18,265	17,394	14,884	20,485
Loans	14,281,860	14,106,837	13,662,835	9,695,926	9,539,393
Less: allowance for loan losses	177,628	146,509	146,705	141,735	141,270
Net loans	14,104,232	13,960,328	13,516,130	9,554,191	9,398,123
Total earning assets	20,593,750	20,276,825	19,609,974	13,408,789	13,246,693
Premises and equipment, net	326,632	322,236	299,979	179,381	181,738
Accrued interest receivable and other assets	2,156,491	2,145,612	2,241,325	1,142,212	1,176,688
TOTAL ASSETS	$24,034,846	$24,013,594	$22,810,702	$14,983,543	$14,702,215
LIABILITIES
Deposits:
Noninterest-bearing	$5,546,316	$5,443,800	$5,095,977	$3,321,660	$3,306,444
Interest-bearing	2,875,375	2,720,592	2,347,155	1,300,816	1,122,796
Savings and money market accounts	8,544,097	8,570,910	8,210,780	5,835,750	5,743,599
Certificates and other time deposits	2,551,688	2,720,929	2,680,332	1,331,558	1,422,246
Total deposits	19,517,476	19,456,231	18,334,244	11,789,784	11,595,085
Federal funds purchased and securities sold under
agreements to repurchase	948,959	1,011,991	927,451	906,717	957,564
Wholesale borrowings	200,622	201,012	237,887	136,298	163,405
Long-term debt	324,426	324,424	314,597	155,506	—
Total funds	20,991,483	20,993,658	19,814,179	12,988,305	12,716,054
Accrued taxes, expenses and other liabilities	369,728	358,390	424,559	280,233	350,886
Total liabilities	21,361,211	21,352,048	20,238,738	13,268,538	13,066,940
SHAREHOLDERS' EQUITY
Preferred stock	100,000	100,000	100,000	62,222	—
Common stock warrant	3,000	3,000	2,637	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,389,222	1,386,931	1,274,758	473,943	474,532
Accumulated other comprehensive loss	(79,431)	(82,598)	(29,033)	(21,247)	(17,666)
Retained earnings	1,262,705	1,256,052	1,225,380	1,209,837	1,188,641
Treasury stock	(129,798)	(129,776)	(129,715)	(137,687)	(138,169)
Total shareholders' equity	2,673,635	2,661,546	2,571,964	1,715,005	1,635,275
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,034,846	$24,013,594	$22,810,702	$14,983,543	$14,702,215

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Loans by Product Type (Unaudited) (Dollars in thousands)
	Quarter ended December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,526,243	$1,866,064	$400,105	$8,792,412
Mortgage	509,685	472,771	51,304	1,033,760
Installment	1,697,651	1,032,245	6,279	2,736,175
Home equity	905,172	298,212	100,712	1,304,096
Credit card	146,805	—	—	146,805
Leases	203,031	—	—	203,031
Subtotal	9,988,587	3,669,292	558,401	14,216,280
Loss share receivable	—	—	65,580	65,580
Total loans	9,988,587	3,669,292	623,981	14,281,860
Less allowance for loan losses	134,890	(2,091)	44,829	177,628
Net loans	$9,853,697	$3,671,383	$579,152	$14,104,232

	Quarter ended September 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,131,423	$2,118,803	$460,242	$8,710,468
Mortgage	472,281	448,206	54,403	974,890
Installment	1,570,124	1,145,824	7,180	2,723,128
Home equity	866,001	312,681	104,762	1,283,444
Credit card	143,637	—	—	143,637
Leases	194,360	—	—	194,360
Subtotal	9,377,826	4,025,514	626,587	14,029,927
Loss share receivable	—	—	76,910	76,910
Total loans	9,377,826	4,025,514	703,497	14,106,837
Less allowance for loan losses	97,693	68	48,748	146,509
Net loans	$9,280,133	$4,025,446	$654,749	$13,960,328

	Quarter Ended June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,888,935	$2,141,015	$575,859	$8,605,809
Mortgage	453,813	408,723	56,825	919,361
Installment	1,388,765	1,107,076	7,912	2,503,753
Home equity	831,243	288,254	111,076	1,230,573
Credit card	141,785	—	—	141,785
Leases	173,213	—	—	173,213
Subtotal	8,877,754	3,945,068	751,672	13,574,494
Loss share receivable	—	—	88,341	88,341
Total loans	8,877,754	3,945,068	840,013	13,662,835
Less allowance for loan losses	99,411	—	47,294	146,705
Net loans	$8,778,343	$3,945,068	$792,719	$13,516,130

	Quarter Ended March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,859,818	$—	$673,815	$6,533,633
Mortgage	448,589	—	60,391	508,980
Installment	1,325,016	—	8,118	1,333,134
Home equity	806,936	—	114,551	921,487
Credit card	144,159	—	—	144,159
Leases	150,789	—	—	150,789
Subtotal	8,735,307	—	856,875	9,592,182
Loss share receivable	—	—	103,744	103,744
Total loans	8,735,307	—	960,619	9,695,926
Less allowance for loan losses	98,660	—	43,075	141,735
Net loans	$8,636,647	$—	$917,544	$9,554,191

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

	Quarter ended December 31, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,600,522	$—	$780,904	$6,381,426
Mortgage	443,542	—	62,382	505,924
Installment	1,331,131	—	8,251	1,339,382
Home equity	798,663	—	120,052	918,715
Credit card	145,050	—	—	145,050
Leases	125,300	—	—	125,300
Subtotal	8,444,208	—	971,589	9,415,797
Loss share receivable	—	—	123,596	123,596
Total loans	8,444,208	—	1,095,185	9,539,393
Less allowance for loan losses	99,461	—	41,809	141,270
Net loans	$8,344,747	$—	$1,053,376	$9,398,123

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	December 31, 2013			September 30, 2013			December 31, 2012
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$1,135,601			$1,415,430			$238,366
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	4,895,147	$24,236	1.96%	4,849,135	$23,551	1.93%	2,794,524	$16,767	2.39%
Obligations of states and political subdivisions (tax exempt)	728,408	8,609	4.69%	712,296	8,890	4.95%	510,722	6,583	5.13%
Other securities and federal funds sold	678,087	6,445	3.77%	590,292	6,215	4.18%	381,569	3,429	3.58%
Total investment securities and federal funds sold	6,301,642	39,290	2.47%	6,151,723	38,656	2.49%	3,686,815	26,779	2.89%
Loans held for sale	10,248	92	3.56%	18,265	174	3.78%	20,485	199	3.86%
Loans, including loss share receivable (2)	14,281,860	177,275	4.92%	14,106,837	182,406	5.13%	9,539,393	101,288	4.22%
Total earning assets	20,593,750	216,657	4.17%	20,276,825	221,236	4.33%	13,246,693	128,266	3.85%
Allowance for loan losses	(177,628)			(146,509)			(141,270)
Other assets	2,483,123			2,467,848			1,358,426
Total assets	$24,034,846			$24,013,594			$14,702,215
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,546,316	—	—%	$5,443,800	—	—%	$3,306,444	—	—%
Interest-bearing	2,875,375	759	0.10%	2,720,592	809	0.12%	1,122,796	261	0.09%
Savings and money market accounts	8,544,097	6,127	0.28%	8,570,910	6,495	0.30%	5,743,599	5,261	0.36%
Certificates and other time deposits	2,551,688	2,500	0.39%	2,720,929	1,712	0.25%	1,422,246	2,287	0.64%
Total deposits	19,517,476	9,386	0.19%	19,456,231	9,016	0.18%	11,595,085	7,809	0.27%
Securities sold under agreements to repurchase	948,959	291	0.12%	1,011,991	306	0.12%	957,564	303	0.13%
Wholesale borrowings	200,622	938	1.85%	201,012	936	1.85%	163,405	1,024	2.49%
Long-term debt	324,426	3,897	4.77%	324,424	3,899	4.77%	—	—	—%
Total interest bearing liabilities	15,445,167	14,512	0.37%	15,549,858	14,157	0.36%	9,409,610	9,136	0.39%
Other liabilities	369,728			358,390			350,886
Shareholders' equity	2,673,635			2,661,546			1,635,275
Total liabilities and shareholders' equity	$24,034,846			$24,013,594			$14,702,215
Net yield on earning assets	$20,593,750	$202,145	3.89%	$20,276,825	$207,079	4.05%	$13,246,693	$119,130	3.58%
Interest rate spread			3.80%			3.97%			3.47%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Comprehensive Income. The taxable-equivalent adjustments to net interest income were $4.1 million, $3.7 million and $2.9 million for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Twelve Months Ended			Twelve Months Ended
	December 31, 2013			December 31, 2012
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$941,356			$366,815
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	4,319,524	$88,761	2.05%	2,825,283	$73,455	2.60%
Obligations of states and political subdivisions (tax exempt)	673,695	33,311	4.94%	483,582	25,034	5.18%
Other securities and federal funds sold	535,916	20,063	3.74%	383,420	11,575	3.02%
Total investment securities and federal funds sold	5,529,135	142,135	2.57%	3,692,285	110,064	2.98%
Loans held for sale	15,194	553	3.64%	23,326	960	4.12%
Loans,including loss share receivable (2)	12,948,666	637,532	4.92%	9,357,080	410,818	4.39%
Total earning assets	18,492,995	780,220	4.22%	13,072,691	521,842	3.99%
Allowance for loan losses	(153,190)			(143,131)
Other assets	2,208,614			1,324,252
Total assets	$21,489,775			$14,620,627
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,859,659	—	—%	$3,181,475	—	—%
Interest-bearing	2,316,421	2,543	0.11%	1,082,740	987	0.09%
Savings and money market accounts	7,799,943	24,406	0.31%	5,724,330	20,563	0.36%
Certificates and other time deposits	2,325,565	9,649	0.41%	1,565,253	11,723	0.75%
Total deposits	17,301,588	36,598	0.21%	11,553,798	33,273	0.29%
Securities sold under agreements to repurchase	949,068	1,240	0.13%	949,756	1,157	0.12%
Wholesale borrowings	194,150	3,893	2.01%	175,989	4,423	2.51%
Long-term debt	280,323	13,287	4.74%	—	—	—%
Total interest bearing liabilities	13,865,470	55,018	0.40%	9,498,068	38,853	0.41%
Other liabilities	355,781			332,976
Shareholders' equity	2,408,865			1,608,108
Total liabilities and shareholders' equity	$21,489,775			$14,620,627
Net yield on earning assets (1)	$18,492,995	$725,202	3.92%	$13,072,691	$482,989	3.69%
Interest rate spread			3.82%			3.58%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Comprehensive Income. The taxable-equivalent adjustments to net interest income were $14.4 million and $11.2 million for the twelve months ended December 31, 2013 and 2012, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)	Quarters Ended		Twelve Months Ended
(Dollars in thousands except per share data)	December 31,		December 31,
	2013	2012	2013	2012
Interest income:
Loans and loans held for sale	$176,559	$101,086	$635,872	$410,299
Investment securities:
Taxable	30,681	20,196	108,824	85,030
Tax-exempt	5,340	4,084	21,107	15,354
Total investment securities interest	36,021	24,280	129,931	100,384
Total interest income	212,580	125,366	765,803	510,683
Interest expense:
Deposits:
Interest-bearing	759	261	2,543	987
Savings and money market accounts	6,127	5,261	24,406	20,563
Certificates and other time deposits	2,500	2,287	9,649	11,723
Securities sold under agreements to repurchase	291	303	1,240	1,157
Wholesale borrowings	938	1,024	3,893	4,423
Long-term debt	3,897	—	13,287	—
Total interest expense	14,512	9,136	55,018	38,853
Net interest income	198,068	116,230	710,785	471,830
Provision for loan losses	10,050	12,262	33,684	54,698
Net interest income after provision for loan losses	188,018	103,968	677,101	417,132
Other income:
Trust department income	10,255	5,662	34,770	23,143
Service charges on deposits	19,084	14,247	74,399	57,737
Credit card fees	12,414	11,167	50,542	43,569
ATM and other service fees	5,659	3,432	19,155	14,792
Bank owned life insurance income	4,037	3,067	16,926	12,140
Investment services and insurance	3,530	2,147	12,777	8,990
Investment securities gains/(losses), net	—	2,425	(2,803)	3,786
Loan sales and servicing income	3,577	7,946	23,069	27,031
Other operating income	13,864	11,559	41,508	32,416
Total other income	72,420	61,652	270,343	223,604
Other expenses:
Salaries, wages, pension and employee benefits	93,621	61,560	354,016	245,192
Net occupancy expense	14,066	7,114	49,510	31,754
Equipment expense	13,177	7,398	41,875	29,243
Stationery, supplies and postage	4,895	2,162	14,199	8,800
Bankcard, loan processing and other costs	10,886	9,260	71,929	34,195
Professional services	8,358	6,119	40,680	23,480
Amortization of intangibles	2,692	444	8,392	1,866
FDIC insurance expense	5,106	1,738	17,707	10,753
Other operating expense	26,590	16,386	89,026	68,330
Total other expenses	179,391	112,181	687,334	453,613
Income before income tax expense	81,047	53,439	260,110	187,123
Income tax expense	23,873	15,215	76,426	53,017
Net income	$57,174	$38,224	$183,684	$134,106
Other comprehensive income, net of taxes
Changes in unrealized securities' holding gains and (losses), net of taxes of $9.3 million, $5.3 million, $46.6 million and $2.2 million, respectively	$(17,308)	$(6,718)	$(86,537)	$4,154
Reclassification for realized securities' (gains) and losses, net of taxes of $-0- million, $1.0 million, $1.0 million and $1.0 million, respectively	—	(1,576)	1,822	(2,461)
Pension and postretirement benefit costs, net of taxes of $18.3 million, $3.2 million, $18.3 million and $3.2 million, respectively	34,044	5,989	34,044	5,989
Total other comprehensive gain (loss), net of taxes	16,736	(2,305)	(50,671)	7,682
Comprehensive income	$73,910	$35,919	$133,013	$141,788
Net income attributable to common shareholders	$55,264	$38,224	$176,802	$134,106
Net income used in diluted EPS calculation	$55,264	$38,224	$176,802	$134,106
Weighted average number of common shares outstanding - basic	165,054	109,652	149,607	109,518
Weighted average number of common shares outstanding - diluted	166,097	109,652	150,421	109,518
Basic earnings per common share	$0.33	$0.35	$1.18	$1.22
Diluted earnings per common share	$0.33	$0.35	$1.18	$1.22
Dividend per common share	$0.16	$0.16	$0.64	$0.64

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME---LINKED QUARTERS

	Quarterly Results
(Unaudited)	2013	2013	2013	2013	2012
(Dollars in thousands, except share data)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Loans and loans held for sale	$176,559	$182,107	$178,535	$98,672	$101,086
Investment securities	36,021	35,390	35,236	23,284	24,280
Total interest income	212,580	217,497	213,771	121,956	125,366
Interest on deposits:
Interest-bearing	759	809	656	318	261
Savings and money market accounts	6,127	6,495	6,469	5,315	5,261
Certificates and other time deposits	2,500	1,712	3,374	2,063	2,287
Securities sold under agreements to repurchase	291	306	329	313	303
Wholesale borrowings	938	936	1,169	850	1,024
Long-term debt	3,897	3,899	3,743	1,748	—
Total interest expense	14,512	14,157	15,740	10,607	9,136
Net interest income	198,068	203,340	198,031	111,349	116,230
Provision for loan losses	10,050	6,379	7,309	9,946	12,262
Net interest income after provision for loan losses	188,018	196,961	190,722	101,403	103,968
Other income:
Trust department income	10,255	9,608	9,167	5,741	5,662
Service charges on deposits	19,084	22,146	20,582	12,585	14,247
Credit card fees	12,414	13,588	14,317	10,222	11,167
ATM and other service fees	5,659	5,216	4,945	3,335	3,432
Bank owned life insurance income	4,037	4,351	3,641	4,897	3,067
Investment services and insurance	3,530	3,403	3,429	2,415	2,147
Investment securities (losses)/gains, net	—	—	(2,794)	(9)	2,425
Loan sales and servicing income	3,577	3,644	7,985	7,863	7,946
Other operating income	13,864	9,134	8,167	10,343	11,559
Total other income	72,420	71,090	69,439	57,392	61,652
Other expenses:
Salaries, wages, pension and employee benefits	93,621	97,390	105,099	57,906	61,560
Net occupancy expense	14,066	13,816	13,346	8,282	7,114
Equipment expense	13,177	11,040	10,309	7,349	7,398
Stationery, supplies and postage	4,895	3,801	3,407	2,096	2,162
Bankcard, loan processing and other costs	10,886	40,786	12,417	7,840	9,260
Professional services	8,358	9,768	17,144	5,410	6,119
Amortization of intangibles	2,692	2,972	2,411	317	444
FDIC insurance expense	5,106	4,925	4,149	3,526	1,738
Other operating expense	26,590	26,880	21,358	14,199	16,386
Total other expenses	179,391	211,378	189,640	106,925	112,181
Income before income tax expense	81,047	56,673	70,521	51,870	53,439
Income tax expense	23,873	15,958	22,071	14,524	15,215
Net income	57,174	40,715	48,450	37,346	38,224
Total other comprehensive income (loss), net of taxes	16,736	(11,716)	(47,777)	(7,914)	(2,305)
Comprehensive income	$73,910	$28,999	$673	$29,432	$35,919
Net income attributable to common shareholders	$55,264	$38,936	$46,598	$36,036	$38,224
Net income used in diluted EPS calculation	$55,264	$38,936	$46,598	$36,036	$38,224
Weighted-average number of common shares - basic	165,054	165,044	157,863	109,689	109,652
Weighted-average number of common shares - diluted	166,097	165,874	158,390	110,238	109,652
Basic earnings per common share	$0.33	$0.24	$0.30	$0.33	$0.35
Diluted earnings per common share	$0.33	$0.23	$0.29	$0.33	$0.35

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans and covered assets) (a)

	(Unaudited)					(Audited)
(Dollars in thousands, except ratios)	Quarterly Periods					Annual Period
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
Allowance for Credit Losses	2013	2013	2013	2013	2012	2012
Allowance for originated loan losses, beginning of period	$98,291	$98,645	$98,843	$98,942	$98,942	$107,699
Provision for originated loan losses	1,552	2,523	3,151	5,808	7,116	33,976
Charge-offs	9,913	8,515	10,969	10,776	12,475	65,905
Recoveries	6,554	5,638	7,620	4,869	5,359	23,172
Net charge-offs	3,359	2,877	3,349	5,907	7,116	42,733
Allowance for originated loan losses, end of period	$96,484	$98,291	$98,645	$98,843	$98,942	$98,942
Reserve for unfunded lending commitments,
beginning of period	$8,493	$8,114	$4,941	$5,433	$5,760	$6,373
Provision for (relief of) credit losses	(586)	379	3,173	(492)	(327)	(940)
Reserve for unfunded lending commitments,
end of period	$7,907	$8,493	$8,114	$4,941	$5,433	$5,433
Allowance for Credit Losses	$104,391	$106,784	$106,759	$103,784	$104,375	$104,375
Ratios
Provision for loan losses to average loans	0.06%	0.11%	0.14%	0.27%	0.34%	0.42%
Net charge-offs to average loans	0.13%	0.12%	0.15%	0.27%	0.34%	0.53%
Allowance for loan losses to period-end loans	0.94%	1.00%	1.08%	1.13%	1.13%	1.13%
Allowance for credit losses to period-end loans	1.02%	1.09%	1.17%	1.18%	1.20%	1.20%
Allowance for loan losses to nonperforming loans	228.62%	276.19%	216.97%	242.21%	269.69%	269.69%
Allowance for credit losses to nonperforming loans	247.35%	300.06%	234.82%	254.32%	284.50%	284.50%
Asset Quality
Impaired originated loans:
Nonaccrual	$25,674	$19,140	$28,935	$23,843	$21,766	$21,766
Other nonperforming loans:
Nonaccrual	16,529	16,448	16,529	16,966	14,921	14,921
Total nonperforming loans	42,203	35,588	45,464	40,809	36,687	36,687
Other real estate ("ORE")	18,680	19,838	20,713	11,422	13,537	13,537
Total nonperforming assets ("NPAs")	$60,883	$55,426	$66,177	$52,231	$50,224	$50,224
NPAs to period-end loans + ORE	0.60%	0.57%	0.72%	0.59%	0.57%	0.57%
Accruing originated loans past due 90 days or more	$11,176	$12,452	$11,760	$12,393	$9,417	$9,417
(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)
	2013	2013	2013	2013	2012
QUARTERLY OTHER INCOME DETAIL	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Trust department income	$10,255	$9,608	$9,167	$5,741	$5,662
Service charges on deposits	19,084	22,146	20,582	12,585	14,247
Credit card fees	12,414	13,588	14,317	10,222	11,167
ATM and other service fees	5,659	5,216	4,945	3,335	3,432
Bank owned life insurance income	4,037	4,351	3,641	4,897	3,067
Investment services and insurance	3,530	3,403	3,429	2,415	2,147
Investment securities gains/(losses), net	—	—	(2,794)	(9)	2,425
Loan sales and servicing income	3,577	3,644	7,985	7,863	7,946
Other operating income	13,864	9,134	8,167	10,343	11,559
Total Other Income	$72,420	$71,090	$69,439	$57,392	$61,652
	2013	2013	2013	2013	2012
QUARTERLY OTHER EXPENSES DETAIL	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Salaries and wages	$76,685	$79,369	$85,680	$46,391	$45,988
Pension and employee benefits	16,936	18,021	19,419	11,515	15,572
Net occupancy expense	14,066	13,816	13,346	8,282	7,114
Equipment expense	13,177	11,040	10,309	7,349	7,398
Taxes, other than income taxes	2,618	2,785	2,891	1,922	1,924
Stationery, supplies and postage	4,895	3,801	3,407	2,096	2,162
Bankcard, loan processing and other costs	10,886	40,786	12,417	7,840	9,260
Advertising	4,855	4,432	3,745	2,070	2,774
Professional services	8,358	9,768	17,144	5,410	6,119
Telephone	3,427	3,326	2,728	1,177	1,230
Amortization of intangibles	2,692	2,972	2,411	317	444
FDIC insurance expense	5,106	4,925	4,149	3,526	1,738
Other operating expense	15,690	16,337	11,994	9,030	10,458
Total Other Expenses	$179,391	$211,378	$189,640	$106,925	$112,181

FirstMerit Corporation Reports Fourth Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and covered loans) (a)

(Unaudited)	Quarters Ended		Year Ended
(Dollars in thousands)	December 31,		December 31,
	2013	2012	2013	2012
Allowance for originated loan losses - beginning of period	$98,291	$98,942	$98,942	$107,699
Loans charged off:
Commercial	993	5,081	7,637	28,648
Mortgage	718	533	1,903	3,964
Installment	4,895	3,588	16,683	18,029
Home equity	1,201	1,141	5,036	7,249
Credit cards	1,312	1,553	5,541	6,171
Leases	—	144	1,237	144
Overdrafts	794	435	2,136	1,700
Total	9,913	12,475	40,173	65,905
Recoveries:
Commercial	2,281	1,317	9,012	5,626
Mortgage	97	44	230	235
Installment	2,649	2,581	10,459	11,635
Home equity	955	725	2,492	2,819
Credit cards	421	555	1,841	2,138
Manufactured housing	11	9	60	59
Leases	—	—	100	38
Overdrafts	140	128	487	622
Total	6,554	5,359	24,681	23,172
Net charge-offs	3,359	7,116	15,492	42,733
Provision for originated loan losses	1,552	7,116	13,034	33,976
Allowance for originated loan losses-end of period	$96,484	$98,942	$96,484	$98,942

Average originated loans	$9,988,587	$8,444,208	$9,252,555	$8,089,317
Ratio to average originated loans:
(Annualized) originated net charge-offs	0.13%	0.34%	0.17%	0.53%
Provision for originated loan losses	0.06%	0.34%	0.14%	0.42%
Originated Loans, period-end	$10,213,387	$8,731,659	$10,213,387	$8,731,659

Allowance for credit losses:	$104,391	$104,375	$104,391	$104,375
To (annualized) net charge-offs	7.83	3.69	6.74	2.44
Allowance for originated loan losses:
To period-end originated loans	0.94%	1.13%	0.94%	1.13%
To (annualized) net originated charge-offs	7.24	3.50	6.23	2.32

(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.